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Registration No. 333- 108256

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Graphic Packaging Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2205241 (I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(770) 644-3000
(Address of Principal Executive Offices)

Riverwood Holding, Inc. Stock Incentive Plan
Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan
Riverwood Holding, Inc. 2002 Stock Incentive Plan
2003 Riverwood Holding, Inc. Long-Term Incentive Plan
2003 Riverwood Holding, Inc. Directors Stock Incentive Plan
Graphic Packaging Equity Incentive Plan
Graphic Packaging Non-Employee Director Plan
(Full title of the Plans)

Stephen A. Hellrung, Esq.
Senior Vice President, General Counsel and Secretary
Graphic Packaging Corporation
814 Livingston Court
Marietta, Georgia 30067
(Name and address of agent for service)

(770) 644-3000
(Telephone number, including area code, for agent for service)

POST EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT NO. 333-108256

        Pursuant to the undertaking set forth in Item 9(a)(3) of Registration Statement No. 333-108256, the Registrant is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 9,734,254 shares of its Common Stock, $.01 par value per share, previously registered for issuance under the 2003 Riverwood Holding, Inc. Long Term Incentive Plan (5,966,972 shares) and the 2003 Riverwood Holding, Inc. Directors Stock Incentive Plan (3,767,282 shares).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Georgia on the 7th day of June, 2003.

GRAPHIC PACKAGING CORPORATION
By:	/s/ STEPHEN A. HELLRUNG Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Stephen M. Humphrey	President and Chief Executive Officer (Principal Executive Officer) and Director	June 7, 2004
* Daniel J. Blount	Senior Vice President, Integration (Principal Accounting and Financial Officer)	June 7, 2004
* Jeffrey H. Coors	Director	June 7, 2004
* Kevin J. Conway	Director	June 7, 2004
* G. Andrea Botta	Director	June 7, 2004
* John D. Beckett	Director	June 7, 2004
* Harold R. Logan, Jr.	Director	June 7, 2004
* John R. Miller	Director	June 7, 2004
* Martin D. Walker	Director	June 7, 2004
*By:	/s/ EDWARD W. STROETZ, JR. Edward W. Stroetz, Jr. Attorney-In-Fact, pursuant to Power of Attorney, dated August 27, 2003

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SIGNATURES